Exhibit 99.1

USANA Health Sciences Reports First Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--April 21, 2020--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal first quarter ended March 28, 2020.

Key Financial & Operating Highlights

  Global manufacturing and distribution remain fully operational.
  Continued consumer demand and a successful promotion combine to generate $266.6 million in net sales during the quarter.
  Company is following guidelines from government and health officials, to keep employees safe, including a work-from-home strategy for most employees and additional safety precautions for manufacturing and distribution employees.
  Associates pivot to continue holding meetings and selling virtually/on-line.
  Updated 2020 outlook reflects impact of a stronger U.S. dollar and continued uncertainty surrounding COVID-19.

Q1 2020 Financial Performance

Consolidated Results
Net Sales	$266.6 million	-2.3% vs. prior-year quarter +0.1% constant currency vs. prior-year quarter -$6.6 million fx impact, or -2.4%
Diluted EPS	$1.23	+21.8% vs. prior-year quarter Diluted shares of 21.6 million, -9.9%
Active Customers	573,000	-2.2% vs. prior-year quarter
Cash & Cash Equivalents	$194.1 million

“During this unprecedented period, we extend our gratitude to medical personnel, health officials, government leaders and volunteers around the world who are working tirelessly to respond to the COVID-19 pandemic,” said Kevin Guest, Chief Executive Officer. “The health, wellness and safety of our employees, Associates and customers around the world remain our top priorities. Accordingly, we have modified our go-to-market strategies and operations in each of our markets to comply with guidelines from government and health officials. The most significant modifications we have made relate to positioning the majority of our employees to work from home and supporting our sales force to enhance their ability to run their businesses virtually through social media and conference calling platforms. Although these modifications, and COVID-19 in general, negatively impacted our business during the quarter, strong consumer demand for our high-quality, essential, health products and successful promotions helped us deliver operating results moderately ahead of our expectations.”

“Importantly, our manufacturing facilities in the U.S. and China remain fully operational to date, and we have experienced no meaningful disruptions to our world-wide supply chain. While we have always maintained high standards for safety and sanitation in manufacturing, we have raised those standards with additional measures — including body temperature monitoring, social distancing, and mandatory use of face masks — that are now recommended by government health agencies. Moreover, in certain markets we have temporarily closed product will-call centers and are instead offering curbside delivery and subsidized shipping to customers.”

Q1 2020 Regional Results:

Asia Pacific Region
Net Sales	$215.6 million	-2.4% vs. prior-year quarter Constant currency net sales: +0.5% -$6.4 million fx impact, or -2.9% 80.9% of consolidated net sales
Active Customers	449,000	-2.2% vs. prior-year quarter
Asia Pacific Sub-Regions
Greater China
Net Sales	$131.4 million	-8.8% vs. prior-year quarter Constant currency net sales: -6.3%
Active Customers	277,000	-8.9% vs. prior-year quarter -4.5% sequentially
North Asia
Net Sales	$27.3 million	+22.6% vs. prior-year quarter Constant currency net sales: +29.5%
Active Customers	57,000	+29.5% vs. prior-year quarter +1.8% sequentially
Southeast Asia Pacific
Net Sales	$56.9 million	+4.4% vs. prior-year quarter Constant currency net sales: +6.5%
Active Customers	115,000	+3.6% vs. prior-year quarter +1.8% sequentially
Americas and Europe Region
Net Sales	$51.0 million	-2.1% vs. prior-year quarter Constant currency net sales: -1.6% 19.1% of consolidated net sales
Active Customers	124,000	-2.4% vs. prior-year quarter -2.4% sequentially

Mr. Guest continued, “While many of our Associates have transitioned over the last several years to doing business online through social media, person-to-person and face-to-face selling is still an important part of our business and direct selling in general. Consequently, the social distancing and stay-at-home orders put in place across all of our markets began to affect our momentum and operating results late in the first quarter and are expected to continue to impact our results throughout the year. For instance, we chose to cancel several significant in-person Associate events and incentive trips during the first quarter and have either cancelled upcoming events or changed them to virtual events. The extent of the disruption to our business in each of our markets going forward is difficult to estimate and will depend on many factors, many of which are outside of our control. Importantly, however, we have responded to these challenges by supporting our Associates in operating their businesses virtually. I remain confident in the strength of USANA’s underlying business, the importance of our products for health and wellness, and the resilience and adaptability of our Associates. I also believe that USANA will emerge from these unprecedented times stronger than ever.”

Balance Sheet

During the quarter, the Company repurchased approximately 785,000 shares of common stock for a total of $57 million. As of March 28, 2020, there was approximately $73 million remaining under the current share repurchase authorization. The Company ended the quarter with $194.1 million in cash and cash equivalents and no debt. While the Company expects to continue to fund its business with cash from operations, following the end of the first quarter, the Company drew $60 million on its line of credit to ensure availability of additional liquidity under its credit facility. Additionally, to further enhance its financial flexibility, the Company has temporarily suspended its share repurchase program and is taking steps to align spending with sales performance and defer non-essential capital investments.

Doug Hekking, Chief Financial Officer, said, “Given the financial strength of our business, we are confident that we will be able to maintain adequate liquidity and flexibility to successfully navigate through the current crisis and pursue our strategic plans.”

Fiscal 2020 Outlook

The Company is updating its consolidated net sales and earnings per share outlook for fiscal year 2020. The Company’s updated guidance reflects the negative impact from a strengthening U.S. dollar as well as continued uncertainty surrounding the COVID-19 pandemic.

Fiscal Year 2020 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$1.00 - $1.08 billion	$1.03 - $1.13 billion
Diluted EPS	$4.00 - $4.90	$4.10 - $4.90

“Net sales guidance has been adjusted to reflect an unfavorable shift in currency exchange rates by an estimated $25 million, as well as an adjustment to reflect our current assessment of future sales,” added Mr. Hekking. “As a result of a lower effective tax rate (32.0%) and a lower diluted share count (21.1 million shares), diluted earnings per share changed modestly from previously issued guidance.”

Management Commentary Document and Conference Call

For more information on the Company’s operating results, please see the “Management Commentary, Results and Outlook” document, which has been posted on the Company’s website (http://ir.usana.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, April 22, 2020 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“fx”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Internal Investigation of China Operations

As the Company first disclosed in February 2017, it is voluntarily conducting an internal investigation of its China operations, BabyCare Ltd. The investigation focuses on compliance with the Foreign Corrupt Practices Act and certain conduct and policies at BabyCare, including BabyCare’s expense reimbursement policies. The Audit Committee of the Company’s Board of Directors has assumed direct responsibility for reviewing these matters and has hired experienced counsel to conduct the investigation. While the Company does not believe that the subject amounts are quantitatively material, or will materially affect its financial statements, it cannot currently predict the outcome of the investigation on its business, results of operations, or financial condition. The Company’s internal investigation is substantially complete, however the Company continues to cooperate with the Securities and Exchange Commission and the United States Department of Justice. The Company cannot currently predict the duration, scope, or result of the investigation.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and risks associated with the internal investigation into BabyCare’s operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	28-Mar-20	30-Mar-19

Net sales	$ 266,619	$ 272,990
Cost of sales	46,059	45,901
Gross profit	220,560	227,089

Operating expenses
Associate incentives	116,069	122,530
Selling, general and administrative	65,479	69,555

Earnings from operations	39,012	35,004

Other income (expense)	151	1,290
Earnings before income taxes	39,163	36,294

Income taxes	12,611	12,122

NET EARNINGS	$ 26,552	$ 24,172

Earnings per share - diluted	$ 1.23	$ 1.01
Weighted average shares outstanding - diluted	21,551	23,927

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	28-Mar-20	28-Dec-19
Current Assets
Cash and cash equivalents	$ 194,098	$ 234,830
Inventories	60,568	68,905
Prepaid expenses and other current assets	32,097	25,544
Total current assets	286,763	329,279

Property and equipment, net	97,246	95,233
Goodwill	16,493	16,636
Intangible assets, net	29,071	29,840
Deferred income taxes	2,756	3,090
Other assets	41,421	42,856
Total assets	$ 473,750	$ 516,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 11,824	$ 12,525
Other current liabilities	112,680	123,573
Total current liabilities	124,504	136,098

Deferred income taxes	13,730	10,282
Other long-term liabilities	17,908	18,842

Stockholders' equity	317,608	351,712
Total liabilities and stockholders' equity	$ 473,750	$ 516,934

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)

	Quarter Ended
	28-Mar-20		30-Mar-19		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$ 131,432	49.3%	$ 144,153	52.8%	$ (12,721)	(8.8%)	$ (3,708)	(6.3%)
Southeast Asia Pacific	56,922	21.4%	54,515	20.0%	2,407	4.4%	(1,126)	6.5%
North Asia	27,251	10.2%	22,228	8.1%	5,023	22.6%	(1,538)	29.5%
Asia Pacific Total	215,605	80.9%	220,896	80.9%	(5,291)	(2.4%)	(6,372)	0.5%

Americas and Europe	51,014	19.1%	52,094	19.1%	(1,080)	(2.1%)	(271)	(1.6%)

	$ 266,619	100.0%	$ 272,990	100.0%	$ (6,371)	(2.3%)	$ (6,643)	0.1%

Active Associates by Region(1)
(unaudited)

	As of
	28-Mar-20		30-Mar-19

Asia Pacific
Greater China	95,000	33.9%	109,000	36.9%
Southeast Asia Pacific	85,000	30.4%	90,000	30.5%
North Asia	38,000	13.6%	31,000	10.5%
Asia Pacific Total	218,000	77.9%	230,000	77.9%

Americas and Europe	62,000	22.1%	65,000	22.1%

	280,000	100.0%	295,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	28-Mar-20		30-Mar-19
Asia Pacific
Greater China	182,000	62.1%	195,000	67.0%
Southeast Asia Pacific	30,000	10.2%	21,000	7.2%
North Asia	19,000	6.5%	13,000	4.5%
Asia Pacific Total	231,000	78.8%	229,000	78.7%

Americas and Europe	62,000	21.2%	62,000	21.3%

	293,000	100.0%	291,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investors contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280